Exhibit 99

April 17, 2002

FOR IMMEDIATE RELEASE

NORTHERN STATES FINANCIAL
ANNOUNCES STOCK REPURCHASE PROGRAM

     WAUKEGAN, IL, April 17, 2002 — Northern States Financial Corporation (Nasdaq: NSFC), holding company for the Bank of Waukegan, today reported that its Board of Directors has approved a Stock Repurchase Plan Program enabling the Company to repurchase up to 200,000 shares of its outstanding stock. The shares will be purchased from time to time either in the open market or in private transactions as market conditions warrant. The total common shares outstanding as of the close of business, April 16, 2002 was 4,472,255.

     Northern States Financial Corporation is the holding company for the Bank of Waukegan, a full-service commercial bank founded in 1962 with six branches in Lake County, Illinois, serving the populations of northeastern Illinois and southeastern Wisconsin. The Company’s consolidated assets at March 31, 2002 were $571 million.

For Additional Information, Contact:

Fred Abdula, Chairman of the Board, (847) 244-6000 Ext. 238

Website: nsfc.net
     bankofwaukegan.com